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                                                                    EXHIBIT 99.3
                               REQUEST FOR WAIVER

      SUMMIT PROPERTIES INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     This form is to be used by Participants in the Summit Properties Inc. (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from the Company to make an optional cash investment under the Plan in excess of the $10,000 monthly maximum. The Participant must submit a copy of this Request for Waiver (approved by the Company) to First Union National Bank (the "Agent") at the same time an Authorization Form and/or Broker and Nominee Form and the optional cash investment are submitted by the Participant. Capitalized terms which are used herein and not otherwise defined shall have the meaning ascribed to them in the current Prospectus relating to the Plan (the "Prospectus").

     A new form must be completed for each month that the Participant wishes to make an optional cash investment in excess of the $10,000 monthly maximum. This form will not be accepted by the Company unless it is completed in its entirety.

     The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date indicated below,
(b) the Participant has received a current copy of the Prospectus and (c) immediately after the purchase of the shares to be acquired pursuant to this Request for Waiver the Participant will not own shares in excess of 9.8% (by number or value) of any class or series of the Company's outstanding capital stock.

     For information regarding the discount (if any) and Threshold Price (if any) that may be applicable to optional cash investments made pursuant to an approved Request for Waiver, please call (704) 371-7130 or (888) 762-9876 within five (5) business days before the applicable Optional Cash Payment Due Date. THIS FORM SHOULD THEN BE COMPLETED AND RETURNED (VIA FACSIMILE) TO SUMMIT PROPERTIES INC., FAX NUMBER (704) 333-8340, by 10:00 a.m. Eastern Standard Time no later than two (2) business days prior to the Optional Cash Payment Due Date for the applicable Investment Date. If approved by the Company, the approved copy of this form must be submitted to the Agent with full payment on the Optional Cash Payment Due Date. See Question 17 of the Prospectus for further information.

THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF COMMON STOCK IN ORDER TO ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN.

See Question 1 of the Prospectus for further information.

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Date

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Participant's Signature

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Participant's Signature

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Print Name as it Appears on Share Certificate
  (or Name of Beneficial Owner)

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Print Name as it Appears on Share Certificate
  (or Phone Number, Account Number and
  Location of Shares Held by Beneficial Owner)

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Optional Cash Investment Amount Requested

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Social Security or Tax I.D. Number

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Street Address

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City                              State        Zip

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Fax Number

Method of Payment:  [ ] Check  [ ] Money Order  [ ] Wire Transfer*
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* Wire transfers may be used only if approved verbally in advance by the Agent.
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     In the event that this Request for Waiver is approved by the Company and the Participant submitting this form desires to have the Common Stock to be purchased electronically deposited with such Participant's broker, please complete the following:

      AUTHORIZATION FORM TO ELECTRONICALLY DEPOSIT SHARES WITH YOUR BROKER
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For Value Received, The Undersigned Hereby Assign(s) Unto

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              (Please print or type name and address of assignee)

Broker Participant Number at DTC
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Social Security or Other Identifying Number of Assignee
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                                                    Authorized Signature

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                                               Signature Medallion Guaranteed

* All transfers are completed based on Securities Transfer rules and regulations.

* Investor understands that First Union National Bank does not initiate this transaction.

* Additional documentation may be required to complete this transaction.

                       APPROVED BY SUMMIT PROPERTIES INC.

                                             By:
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Optional Cash Investment Amount Approved

Method of Payment Approved:                  Name:
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Threshold Price, if any:                     Title:
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Applicable Waiver Discount:                  Date:
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This Request for Waiver may be withdrawn by the Participant in accordance with the terms of the Plan.